Exhibit 99.1

Markforged Announces Fourth Quarter and Full-Year 2023 Results

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Results Compared To Fourth Quarter 2022

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Revenue was $24.2 million, up 20.4% sequentially from the third quarter of 2023, and down from $29.7 million in the fourth quarter of 2022.
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Gross margin was 48.4% compared to 46.9%.
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Non-GAAP gross margin was 49.5% compared to 47.5%.
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Operating expenses were $31.1 million, inclusive of an increase in the fair value estimate of an acquisition earnout of $0.9 million, compared to $33.2 million.
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Non-GAAP operating expenses were $24.9 million compared to $29.4 million.
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Net loss was $14.2 million compared to net loss of $10.7 million.
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Non-GAAP net loss was $11.6 million compared to a loss of $13.3 million.
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Cash, cash equivalents, and short-term investments were $116.9 million as of December 31, 2023 compared to $167.9 million as of December 31, 2022.

Full Year 2023 Financial Results Compared To Full Year 2022

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Revenue was $93.8 million compared to $101.0 million.
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Gross margin was 47.4% compared to 50.2%.
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Non-GAAP gross margin was 48.6% compared to 50.8%.
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Net cash used in operating activities was $48.9 million compared to $73.5 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included below under the heading “Non-GAAP Financial Measures.”

“We ended the year with positive momentum as we continued to execute our strategy to lead the adoption of additive manufacturing on the factory floor, ” said Shai Terem, President and CEO of Markforged. “Although in the near term we expect elevated interest rates will continue to impact capital spending, the need for manufacturers to reduce costs and build more resilient supply chains remains a long-term tailwind driving demand for the Digital Forge. We have a strong product portfolio and are encouraged by robust utilization across our global fleet network. We look forward to realizing the growth potential our new products provide, especially in the second half of the year. We believe this, combined with our tight cost controls and strong balance sheet, keeps us on a clear path to profitability.”

Business Updates

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Strong Execution in a Challenging Macro Environment. While slow capital expenditures in 2023 delayed system sales, Markforged delivered 20% sequential revenue growth in the fourth quarter. Supported by effective cost controls, Markforged exceeded its 2023 gross margin and operating cost targets. Net cash used in operating activities in 2023 decreased by $24.6 million, approximately 33% from 2022, driven by improving operational and working capital efficiencies.
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Automation Alley Expansion Win. During the fourth quarter, Markforged expanded its relationship with Automation Alley through the sale of an additional 125 OnyxPro printers for its Project DIAMOnD initiative. This is an expansion beyond the 300 printers Automation Alley acquired in 2021. This win is part of a strategic partnership between Automation Alley and Digital Source, Markforged’s on-demand platform for 3D printing OEM certified parts.

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Robust Utilization Across the Global Fleet. The health of Markforged’s global printer network remains robust as customers solve ever more factory floor challenges using their Digital Forge solutions. Markforged realized strong growth in subscription sales, which helped drive services revenues up 25% year-over-year in 2023. Markforged expects these strong utilization rates and the resulting recurring revenue streams they produce to grow in 2024.
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Entering 2024 With the Strongest Product Portfolio in the Company’s History. Markforged launched three important new products in 2023, the FX10, Vega, and Digital Source. Building on the precision and reliability of the X7, the FX10 is nearly twice as large and twice as fast as its predecessor and is built to supercharge manufacturing productivity and profitability. Markforged has seen strong initial demand for the FX10 and remains on plan to begin shipping in the first half of 2024. With these new products, alongside the FX20, PX100, and the rest of the Company’s industrial printer lineup, Markforged enters 2024 with the strongest product portfolio in the Company’s history.

Markforged Announces Assaf Zipori as Chief Financial Officer

Markforged also announced today that Assaf Zipori, Markforged’s Acting Chief Financial Officer, has assumed the role of Chief Financial Officer.

“I am very pleased to announce the appointment of Assaf as our CFO,” said Shai Terem. “Assaf has been a key member of our executive team for over four years and has repeatedly demonstrated the business acumen and leadership to head our financial organization. I’m confident in his continued leadership to help us on our journey to profitable growth.”

Zipori has deep experience since joining Markforged more than four years ago. He served as Acting Chief Financial Officer from November 2019 through March 2021 and again from May 2023 until March 2024, and as Markforged’s head of Strategy and Corporate Development since April 2021.

“Since joining Markforged I’ve been inspired by our fantastic team, the power of our technology and our mission to bring industrial production to the point of need. I am grateful for this opportunity and am confident in our team’s ability to drive success,” said Zipori.

2024 Financial Outlook

Markforged anticipates fiscal year 2024 revenues to be within the range of $95 - $105 million. In line with seasonal industry trends, Markforged expects to see the normal mid-teen percentage sequential revenue decline in the first quarter and then expects revenues to grow sequentially throughout the year. While Markforged’s guidance acknowledges the persistence of macroeconomic headwinds throughout the year, Markforged holds a more positive outlook for the second half of the year, accompanied by accelerated growth. Our positive outlook is underpinned by the introduction of new products, particularly the FX10. Markforged expects non-GAAP gross margins to be within the range of 48% - 50%. Non-GAAP operating loss is expected to be in the range of $42.5 million - $47.0 million for the year, resulting in a non-GAAP loss per share in the range of $0.19 - $0.22 per share.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Thursday, March 7, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically until Thursday, March 21, 2024, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13743010.

Amounts herein pertaining to December 31, 2023 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the year ended December 31, 2023 will be provided upon filing our Annual Report on Form 10-K with the SEC.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that each of non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. Beginning with the fourth quarter of 2022, we modified the presentation to remove the impact of the amortization of our intangible assets. We use these metrics to provide an understanding of the results of our core business performance and believe these litigation and amortization costs are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs'' by $0.6 million, $1.0 million, $0.8 million, and $1.4 million in the first through fourth quarters of 2022, respectively. The exclusion of amortization impacts non-GAAP net profit (loss) by $5.0 thousand, $37.0 thousand, and $104.0 thousand in the second through fourth quarters of 2022, respectively. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

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Non-GAAP gross margin is defined as GAAP gross profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
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Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
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Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
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Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; the impact of the company-wide restructuring; the contributions of our executive officers, timing for achieving profitability; the impact of product utilization rates on our revenue; our ability to fulfill orders for our products in a timely fashion in the future; expected growth of the size of and opportunity to increase our addressable market; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the duration and impact of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and 2022
(In thousands, except share data and par value amounts) (Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$116,854	$124,242
Short-term investments	—	43,690
Accounts receivable, net of allowance for expected credit losses ($360 and $1,559, respectively)	24,059	29,294
Inventory	26,773	26,409
Prepaid expenses	2,756	2,847
Other current assets	2,022	3,334
Total current assets	172,464	229,816
Property and equipment, net	17,713	18,298
Goodwill	—	31,116
Intangible assets, net	17,128	17,626
Right-of-use assets	36,884	45,955
Other assets	3,763	3,130
Total assets	$247,952	$345,941
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,235	$14,425
Accrued expenses	9,840	9,663
Deferred revenue	8,779	8,854
Lease liabilities	7,368	8,022
Other current liabilities	1,526	—
Total current liabilities	40,748	40,964
Long-term deferred revenue	6,083	5,358
Contingent earnout liability	1,379	2,415
Long-term lease liabilities	35,771	40,608
Other liabilities	2,361	4,042
Total liabilities	86,342	93,387
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2023 and December 31, 2022; 198,581,263 and 194,560,946 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	366,281	352,564
Accumulated deficit	(204,664)	(101,097)
Accumulated other comprehensive income	(26)	1,068
Total stockholders’ equity	161,610	252,554
Total liabilities and stockholders’ equity	$247,952	$345,941

MARKFORGED HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For Years Ended December 31, 2023 and 2022
(In thousands, except share data and per share data) (Unaudited)

	Year Ended December 31,
	2023	2022
Revenue	$93,784	$100,958
Cost of revenue	49,370	50,252
Gross profit	44,414	50,706
Operating expenses
Sales and marketing	37,830	44,975
Research and development	40,737	42,387
General and administrative	47,761	50,428
Goodwill impairment	29,467	—
Total operating expenses	155,795	137,790
Loss from operations	(111,381)	(87,084)
Change in fair value of derivative liabilities	472	1,485
Change in fair value of contingent earnout liability	1,036	57,307
Other expense	(307)	(381)
Interest expense	(373)	(11)
Interest income	6,400	2,878
Loss before income taxes	(104,153)	(25,806)
Income tax (benefit) expense	(586)	(418)
Net loss	$(103,567)	$(25,388)
Weighted average shares outstanding - basic and diluted	196,896,011	189,747,367
Net loss per share - basic and diluted	$(0.53)	$(0.13)

MARKFORGED HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the Years Ended December 31, 2023 and 2022

(In thousands) (Unaudited)

	Year Ended December 31,
	2023	2022
Net loss	$(103,567)	$(25,388)
Other comprehensive loss, net of taxes:
Unrealized loss on available-for-sale marketable securities, net	(54)	54
Foreign currency translation adjustment	(1,040)	1,014
Total comprehensive loss	$(104,661)	$(24,320)

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Hardware	$15,432	$21,015	$59,287	$69,112
Consumables	5,897	6,510	23,996	23,423
Services	2,841	2,139	10,501	8,423
Total Revenue	$24,170	$29,664	$93,784	$100,958

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Americas	$11,228	$12,488	$43,715	$46,638
EMEA	7,921	10,567	29,744	30,185
APAC	5,021	6,609	20,325	24,135
Total Revenue	$24,170	$29,664	$93,784	$100,958

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(14,198)	$(10,732)	$(103,567)	$(25,388)
Stock compensation expense	3,829	2,589	13,987	18,209
Change in fair value of derivative liabilities	646	(264)	426	(1,485)
Change in fair value of contingent earnout liability	(3,545)	(6,325)	(1,036)	(57,307)
Amortization	244	104	1,024	146
Goodwill impairment	—	—	29,467	—
Non-recurring costs[1]	1,412	1,299	8,451	5,719
Non-GAAP net loss	$(11,612)	$(13,329)	$(51,248)	$(60,106)

1Non-recurring costs incurred during the year ended December 31, 2023 primarily relate to litigation expenses, long-lived asset impairment, and one-time restructuring costs. Non-recurring costs incurred during the year ended December 31, 2022 primarily relate to litigation and transaction expenses.

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Cost of Revenue	2023	2022	2023	2022
Cost of revenue	$12,479	$15,738	$49,370	$50,252
Stock compensation expense	57	7	259	354
Amortization	217	66	877	97
Non-recurring costs[1]	—	85	—	94
Non-GAAP Cost of Revenue	12,205	15,580	48,234	49,707

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Gross Profit	2023	2022	2023	2022
Gross profit	$11,691	$13,926	$44,414	$50,706
Stock compensation expense	57	7	259	354
Amortization	217	66	877	97
Non-recurring costs[1]	—	85	—	94
Non-GAAP gross profit	11,965	14,084	45,550	51,251

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Sales and Marketing Expenses	2023	2022	2023	2022
Sales and marketing expenses	$9,394	$9,871	$37,830	$44,975
Stock compensation expense	429	(382)	1,851	2,158
Amortization	27	38	147	49
Change in fair value of derivative liabilities	898	—	898	—
Non-GAAP sales and marketing expenses	8,040	10,215	34,934	42,768

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Research and Development Expenses	2023	2022	2023	2022
Research and development expenses	$10,347	$11,012	$40,737	$42,387
Stock compensation expense	1,125	267	4,649	4,584
Non-GAAP research and development expenses	9,222	10,745	36,088	37,803

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP General and Administrative Expenses	2023	2022	2023	2022
General and administrative expenses	$11,311	$12,334	$47,761	$50,428
Stock compensation expense	2,218	2,697	7,228	11,113
Non-recurring costs[1]	1,412	1,214	8,451	5,625
Non-GAAP general and administrative expenses	7,681	8,423	32,082	33,690

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Operating Loss	2023	2022	2023	2022
Operating loss	$(19,361)	$(19,291)	$(111,381)	$(87,084)
Stock compensation expense	3,829	2,589	13,987	18,209
Amortization	244	104	1,024	146
Goodwill impairment	—	—	29,467	—
Change in fair value of derivative liabilities	898	—	898	—
Non-recurring costs[1]	1,412	1,299	8,451	5,719
Non-GAAP operating loss	(12,978)	(15,299)	(57,554)	(63,010)

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com